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                                                                    EXHIBIT 10.2

[BANK OF AMERICA LOGO]                                   BUSINESS LOAN AGREEMENT
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This Agreement dated as of March 10, 1997, is between Bank of America National
Trust and Savings Association (the "Bank") and Bay Meadows Operating Company (the "Borrower").

1.      LINE OF CREDIT AMOUNT AND TERMS.

1.1     LINE OF CREDIT AMOUNT.

(a) During the availability period described below, the Bank will provide a line of credit to the Borrower. The amount of the line of credit (the "Commitment") is Two Million Five Hundred Thousand Dollars ($2,500,000).

(b) This is a revolving line of credit. During the availability period, the Borrower may repay principal amounts and reborrow them.

(c) Each advance must be for at least Fifty Thousand Dollars ($50,000), or for the amount of the remaining available line of credit, if less.

(d) The Borrower agrees not to permit the outstanding principal balance of the line of credit to exceed the Commitment.

1.2 AVAILABILITY PERIOD. The line of credit is available between the date of this Agreement and February 1, 1998 (the "Expiration Date") unless the Borrower is in default.

1.3     INTEREST RATE.

(a) Unless the Borrower elects an optional interest rate as described below, the interest rate is the Bank's Reference Rate.

(b) The Reference Rate is the rate of interest publicly announced from time to time by the Bank in San Francisco, California, as its Reference Rate. The Reference Rate is set by the Bank based on various factors, including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans. The Bank may price loans to its customers at, above, or below the Reference Rate. Any change in the Reference Rate shall take effect at the opening of business on the day specified in the public announcement of a change in the Bank's Reference Rate.

1.4     REPAYMENT TERMS.

(a) The Borrower will pay interest on March 1, 1997, and then monthly thereafter until payment in full of any principal outstanding under this line of credit.

(b) The Borrower will repay in full all principal and any unpaid interest or other charges outstanding under this line of credit no later than the Expiration Date.

1.5 OPTIONAL INTEREST RATES. Instead of the interest rate based on the Bank's Reference Rate, the Borrower may elect the optional interest rates listed below during interest periods agreed to by the Bank and the Borrower. The optional interest rates shall be subject to the terms and conditions described later in this Agreement. Any principal amount bearing interest at an optional rate under this Agreement is referred to as a "Portion." The following optional interest rates are available:

(a)     Fixed Rates.

2.      OPTIONAL INTEREST RATES.

2.1 OPTIONAL RATES. Each optional interest rate is a rate per year. Interest will be paid on the last day of each interest period, and on the first day of each month during the interest period. At the end of any interest period, the interest rate will revert to the rate based on the Reference Rate, unless the Borrower has designated another optional interest rate for the Portion. No Portion will be converted to a different interest rate during the applicable interest period. Upon the occurrence of an event of default under this Agreement, the Bank may terminate the availability of optional interest rates for interest periods commencing after the default occurs.

2.2 FIXED RATE. The election of Fixed Rates shall be subject to the following terms and requirements:

(a) The "Fixed Rate" means the fixed interest rate the Bank and the Borrower agree will apply during the applicable interest period.

(b)     The interest period during which the Fixed Rate will be in effect will be no shorter than 14 days and no longer than 180 days.
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(c)     Each Fixed Rate Portion will be for an amount not less than Five Hundred
        Thousand Dollars ($500,000.

(d) Each prepayment of a Fixed Rate Portion, whether voluntary, by reason of acceleration or otherwise, will be accompanied by the amount of accrued interest on the amount prepaid, and a prepayment fee as described below. A "prepayment" is a payment of an amount on a date earlier than the scheduled payment date for such amount as required by this Agreement. The prepayment fee shall be equal to the amount (if any) by which:

        (i) the additional interest which would have been payable during the interest period on the amount prepaid had it not been prepaid, exceeds

        (ii) the interest which would have been recoverable by the Bank by placing the amount prepaid on deposit in the domestic certificate of deposit market, the eurodollar deposit market, or other appropriate money market selected by the Bank for a period starting on the date on which it was prepaid and ending on the last day of the interest period for such Portion (or the scheduled payment date for the amount prepaid, if earlier).

3. REIMBURSEMENT COSTS. The Borrower agrees to reimburse the Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated costs of the Bank's in-house counsel.

4. PERSONAL PROPERTY SUPPORTING GUARANTY. The obligations of the guarantor, California Jockey Club ("CJC"), to the Bank will be secured by personal property the guarantor now owns or will own in the future as listed below. The collateral is further defined in security agreement(s) executed by the guarantor.

(a) Bank of America time deposits in an amount not less than Two Million Five Hundred Thousand Dollars ($2,500,000).

5.      DISBURSEMENTS, PAYMENTS AND COSTS.

5.1     TELEPHONE AND TELEFAX AUTHORIZATION.

(a) The Bank may honor telephone or telefax instructions for advances or repayments or for the designation of optional interest rates given by any one of the individuals authorized to sign loan agreements on behalf of the Borrower, or any other individual designated by any one of such authorized signers.

(b) Advances will be deposited in and repayments will be withdrawn from the Borrower's account number 14939-02833, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower.

(c) The Borrower indemnifies and excuses the Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephone or telefax instructions it reasonably believes are made by any individual authorized by the Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

5.2 DIRECT DEBIT. The Borrower agrees that interest and principal payments and any fees will be deducted automatically on the due date from the Borrower's account number 14939-02833, or such other of the Borrower's accounts with the Bank as designated in writing by the Borrower. If there are insufficient funds in the account on the date the Bank enters any debit authorized by this Agreement, the debit will be reversed.

5.3 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which the Bank is open for business in California. All payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

5.4 ADDITIONAL COSTS. The Borrower will pay the Bank, on demand, for the Bank's costs or losses arising from any statute or regulation, or any request or requirement of a regulatory agency which is applicable to all national banks or a class of all national banks. The costs and losses will be allocated to the loan in a manner determined by the Bank, using any reasonable method. The costs include the following: (a) any reserve or deposit requirements; and (b) any capital requirements relating to the Bank's assets and commitments for credit.

5.5 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360 day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.
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5.6     DEFAULT RATE.  Upon the occurrence and during the continuation of any default under this Agreement, principal amounts outstanding under this Agreement will at the option of the Bank bear interest at a rate which is 1.0 percentage point(s) higher than the rate of interest otherwise provided under this Agreement. This will not constitute a waiver of any default. Installments of principal which are not paid when due under this Agreement shall continue to bear interest until paid. Any interest, fees or costs which are not paid when due will, at the option of the Bank, bear interest at the Bank's Reference Rate plus 0.50 percentage point(s). This may result in compounding of interest.

6. CONDITIONS. The Bank must receive any documents and other items it may reasonably require, including but not limited to the following items, in form and content acceptable to the Bank, before it is required to extend any credit to the Borrower under this Agreement.

6.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by the Borrower and any guarantors of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2 SECURITY AGREEMENTS. Signed original security agreements, (together with collateral in which the Bank requires a possessory security interest) which the Bank requires.

6.3 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of the Bank are valid, enforceable, and prior to all others' rights and interests, except those the Bank consents to in writing.

6.4 GUARANTY. A guaranty signed by CJC in the amount of Two Million Five Hundred Thousand Dollars ($2,5000,000).

6.5 CONDITION TO EACH ADVANCE. Before each extension of credit, including the first, written approval of the extension of credit signed by a duly authorized officer of CJC. The duly authorized officer will be one of the individuals authorized to sign the guaranty on behalf of CJC or any other individual designated in writing by any one of such authorized signers.

7. REPRESENTATIONS AND WARRANTIES. When the Borrower signs this Agreement, and until the Bank is repaid in full, the Borrower makes the following representations and warranties. Each request for an extension of credit constitutes a renewed representation:

7.1 ORGANIZATION OF BORROWER. The Borrower is a corporation duly formed and existing under the laws of the state where organized.

7.2 AUTHORIZATION. This Agreement has been duly authorized and is enforceable without conflict with any laws or any other obligation of the Borrower.

7.3 GOOD STANDING. In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.4 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against the Borrower, which, if lost, would impair the Borrower's financial condition or ability to repay the loan, except as have been disclosed in writing to the Bank.

7.5 PERMITS, FRANCHISES. The Borrower possesses all permits, memberships, franchises, contracts and licenses required and all trademark rights, trade name rights, patent rights and fictitious name rights necessary to enable it to conduct the business in which it is now engaged.

7.6 LOCATION OF BORROWER. The Borrower's place of business (or, if the Borrower has more than one place of business, its chief executive office) is located at the address listed under the Borrower's signature on this Agreement.

8. COVENANTS. The Borrower agrees, so long as credit is available under this Agreement and until the Bank is repaid in full:

8.1 USE OF PROCEEDS. To use the proceeds of the credit only for general corporate purposes.

8.2 FINANCIAL INFORMATION. To provide the following financial information and statements in form and content acceptable to the Bank, and such additional information as requested by the Bank from time to time:

(a) Within 90 days of the Borrower's fiscal year end, the Borrower's annual financial statements. These financial statements must be audited (with an unqualified opinion) by a Certified Public Accountant ("CPA") acceptable to the Bank. The statements shall be prepared on a combined basis with CJC.


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(b)     Copies of the Borrower's Form 10-K annual report within 90 days of the
        Borrower's fiscal year end.

(c) Copies of the Borrower's Form 10-Q quarterly report within 45 days of the end of each quarterly accounting period.

(d) Copies of the Borrower's Form 8-K reports within 15 days of filing if any.

(e) Copies of the CJC's Form 10-K annual report within 90 days of CJC's fiscal year end.

(f) Copies of the CJC's Form 10-Q quarterly report within 45 days of the end of each quarterly accounting period.

(g)     Copies of the CJC's Form 8-K reports within 15 days of filing if any.

8.3 PROFITABILITY. To maintain, on a combined basis with CJC, a positive net income before taxes and extraordinary items and a positive net income after taxes and extraordinary items for each quarterly accounting period.

8.4 OTHER DEBTS. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

(a)     Acquiring goods, supplies, or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)     Obtaining surety bonds in the usual course of business.

(d) Additional debts which do not exceed a total principal amount of One Million Dollars ($1,000,000) outstanding at any one time.

(e)     Debts owed to CJC.

8.5 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property the Borrower now or later owns, except

(a)     Deeds of trust and security agreements in favor of the Bank.

(b)     Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

(d) Additional purchase money security interests in property acquired after the date of this Agreement, which secures indebtedness, to the extent permitted elsewhere in this Agreement.

8.6 CHANGE OF OWNERSHIP. Not to cause, permit, or suffer any change, direct or indirect, in the Borrower's capital ownership.

8.7 OUT OF DEBT PERIOD. To repay any advances in full, and not to draw any additional advances on its revolving line of credit, for a period of at least 30 consecutive days in each line-year. "Line-year" means the period between the date of this Agreement and February 1, 1996, and each subsequent one-year period (if any).

8.8     NOTICES TO BANK.  To promptly notify the Bank in writing of:

(a) any lawsuit over One Hundred Thousand Dollars ($100,000) against the Borrower or any guarantor (or any trustor).

(b) any substantial dispute between the Borrower or any guarantor (or any trustor) and any governmental authority.

(c)     any failure to comply with this Agreement.

(d) any material adverse change in the Borrower's or any guarantor's (or any trustor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

(e) any change in the Borrower's name, legal structure, place of business, or chief executive office if the Borrower has more than one place of business.

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8.9     AUDITS.  To allow the Bank and its agents to inspect the Borrower's properties and examine, audit, and make copies of books and records at any reasonable time.

8.10 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over the Borrower's business.

8.11 PERFECTION OF LIENS. To help the Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect the security interests and liens.

8.12 ADDITIONAL NEGATIVE COVENANTS. Not to, without the Bank's written consent:

        (a) engage in any business activities substantially different from the Borrower's present business;

        (b)  liquidate or dissolve the Borrower's business;

        (c) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company;

        (d) sell, lease, transfer or otherwise dispose of all or a substantial part of the Borrower's business or the Borrower's assets;

        (e) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

        (f) enter into any sale and leaseback agreement covering any of its fixed or capital assets.

        (g)  acquire or purchase a business or its assets.

9. HAZARDOUS WASTE INDEMNIFICATION. The Borrower will indemnify and hold harmless the Bank from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's property or operations or property leased to the Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substance" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including without limitation petroleum or natural gas. This indemnity will survive repayment of the Borrower's obligations to the Bank.

10. DEFAULT. If any of the following events occurs, the Bank may do one or more of the following: declare the Borrower in default, stop making any additional credit available to the Borrower, and require the Borrower to repay its entire debt immediately and without prior notice. If a bankruptcy petition is filed with respect to the Borrower, the entire debt outstanding under this Agreement will automatically become due immediately.

10.1 FAILURE TO PAY. The Borrower fails to make a payment under this Agreement when due.

10.2 NON-COMPLIANCE. The Borrower or any guarantor (or any trustor) fails to meet the conditions of, or fails to perform any obligation under:

        (a)  this Agreement;

        (b)  any other agreement made in connection with this loan; or

        (c) any other agreement the Borrower or any guarantor (or any trustor) has with the Bank or any affiliate of the Bank.

This includes any failure or anticipated failure by the Borrower to comply with any financial covenants set forth in this Agreement, whether such failure is evidenced by financial statements delivered to the Bank or is otherwise known to the Borrower or the Bank.

10.3 LIEN PRIORITY. The Bank fails to have an enforceable first lien (except for any prior liens to which the Bank has consented in writing) on or security interest in any property given as security for this loan or any guaranty of this loan.


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10.4    FALSE INFORMATION. The Borrower or any guarantor (or any trustor) has given the Bank false or misleading information or representations.

10.5 LAWSUITS. Any lawsuit or lawsuits are filed on behalf of one or more trade creditors against the Borrower or any guarantor (or any trustor) in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

10.5 JUDGMENTS. Any judgments or arbitration awards are entered against the Borrower or any guarantor (or any trustor), or the Borrower or any guarantor (or any trustor) enters into any settlement agreements with respect to any litigation or arbitration, in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

10.7 GOVERNMENT ACTION. Any government authority takes action that the Bank believes materially adversely affects the Borrower's or any guarantor's (or any trustor's) financial condition or ability to repay.

10.8 MATERIAL ADVERSE CHANGE. A material adverse change occurs in the Borrower's or any guarantor's (or any trustor's) business condition (financial or otherwise), operations, properties or prospects, or ability to repay the credit.

10.9 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit the Borrower or any guarantor (or any trustor) or any of the Borrower's related entities or affiliates has obtained from anyone else or which the Borrower or any guarantor (or any trustor) or any of the Borrower's related entities or affiliates has guaranteed.

10.10 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other document required by this Agreement is violated or no longer in effect.

10.11 CJC'S COVENANTS. CJC fails to comply with any of the following covenants:

(a) Other debts. Not to have outstanding or incur any direct or contingent liabilities (other than those to the Bank), or become liable for the liabilities of others without the Bank's written consent. This does not prohibit:

        (i) Acquiring goods, supplies, or merchandise on normal trade credit.

        (ii) Endorsing negotiable instruments received in the usual course of business.

        (iii)   Obtaining surety bonds in the usual course of business.

        (iv) Additional debts which do not exceed a total principal amount of One Million Dollars ($1,000,000) outstanding at any one time.

        (v)     Debts owed to the Borrower.

(b) Other Liens. Not to create, assume, or allow any security interest or lien (including judicial liens) on property CJC now or later owns, except:

        (i)     Deeds of trust and security agreements in favor of the Bank.

        (ii)    Liens for taxes not yet due.

        (iii) Liens outstanding on the date of this Agreement disclosed in writing to the Bank.

        (iv) Additional purchase money security interests in property acquired after the date of this Agreement which secures indebtedness, to the extent permitted elsewhere in this Agreement.

(c) Change of Ownership. Not to cause, permit, or suffer any change, direct or indirect, in CJC's capital ownership.

(d) Additional Negative Covenants. Not to, without the Bank's written consent:

        (i) engage in any business activities substantially different from CJC's present business.

        (ii)    liquidate or dissolve CJC's business.

        (iii) enter into any consolidation, merger, or other combination, or become a partner in a partnership, a member of a joint venture, or a member of a limited liability company.

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        (iv)    sell, lease, transfer or otherwise dispose of all or a
                substantial part of CJC's business or CJC's assets.

        (v) sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into any agreement to do so.

        (vi) enter into any sale and leaseback agreement covering any of its fixed or capital assets.

        (vii)   acquire or purchase a business or its assets.

11.     ENFORCING THIS AGREEMENT; MISCELLANEOUS.

11.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to the Bank and all financial covenants will be made under generally accepted accounting principles, consistently applied.

11.1    CALIFORNIA LAW. This Agreement is governed by California law.

11.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on the Borrower's and the Bank's successors and assignees. The Borrower agrees that it may not assign this Agreement without the Bank's prior consent.

11.4    ARBITRATION.

(a) This paragraph concerns the resolution of any controversies or claims between the Borrower and the Bank, including but not limited to those that arise from:

        (i) This Agreement (including any renewals, extensions or modifications of this Agreement);

        (ii) Any document, agreement or procedure related to or delivered in connection with this Agreement;

        (iii)   Any violation of this Agreement; or

        (iv) Any claims for damages resulting from any business conducted between the Borrower and the Bank, including claims for injury to persons, property or business interests (torts).

(b) At the request of the Borrower or the Bank, any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement provides that it is governed by California law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this paragraph is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this paragraph is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to the Bank secured by real property located in California. In this case, both the Borrower and the Bank must consent to submission of the claim or controversy to arbitration. If both parties do not consent to arbitration, the controversy or claim will be settled as follows:

        (i) The Borrower and the Bank will designate a referee (or a panel of referees) selected under the auspices of the American Arbitration Association in the same manner as arbitrators are selected in Association-sponsored proceedings;

        (ii) The designated referee (or the panel of referees) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections;

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        (iii)   The referee (or the presiding referee of the panel) will be an active attorney or a retired judge; and

        (iv) The award that results from the decision of the referee (or the panel) will be entered as a judgment in the court that appointed the referee in accordance with the provisions of California Code of Civil Procedure Sections 544 and 645.

(h)     This provision does not limit the right of the Borrower or the Bank to:

        (i)     exercise self-help remedies such as setoff;

        (ii) foreclose against or sell any real or personal property collateral; or

        (iii) act in a court of law, before, during or after the arbitration proceeding to obtain;

                (A)     an interim remedy; and/or

                (B)     additional or supplementary remedies.

(i) The pursuit of or a successful action for interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of the Borrower or the Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to the Bank which is secured by real property located in California at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both the Borrower and the Bank to seek resolution through arbitration.

(j) If the Bank forecloses against any real property securing this Agreement, the Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosure.

11.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest of the Agreement may be enforced. The Bank retains all rights, even if it makes a loan after default. If the Bank waives a default, it may enforce a later default. Any consent or waiver under this Agreement must be in writing.

11.6 ATTORNEYS' FEES. The Borrower shall reimburse the Bank for any reasonable costs and attorney's fees incurred by the Bank in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement, and including any amendment, waiver, "workout" or restructuring under this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator. In the event that any case is commenced by or against the Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute, the Bank is entitled to recover costs and reasonable attorneys' fees incurred by the Bank related to the preservation, protection, or enforcement of any rights of the Bank in such a case. As used in this paragraph, "attorneys' fees" includes the allocated costs of the Bank's in-house counsel.

11.7 ONE AGREEMENT. This Agreement and any related security or other agreements required by this Agreement, collectively:

(a) represent the sum of the understandings and agreements between the Bank and the Borrower concerning this credit;

(b) replace any prior oral or written agreements between the Bank and the Borrower concerning this credit; and

(c) are intended by the Bank and the Borrower as the final, complete and exclusive statement of the terms agreed to by them. In the event of any conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

11.8 INDEMNIFICATION. The Borrower will indemnify and hold the Bank harmless from any loss, liability, damages, judgments, and costs of any kind relating to or arising directly or indirectly out of

(a)     this Agreement or any document required hereunder.

(b) any credit extended or committed by the Bank to the Borrower hereunder, and

(c) any litigation or proceeding related to or arising out of this Agreement, any such document, or any such credit. This indemnity includes but is not limited to attorneys' fees (including the allocated cost of in-house counsel). This indemnity extends to the Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. This

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        indemnity will survive repayment of the Borrower's obligations to the
        Bank. All sums due to the Bank hereunder shall be obligations of the Borrower due and payable immediately without demand.

This Agreement is executed as of the date stated at the top of the first page.


Bank of America National Trust          Bay Meadows Operating Company
and Savings Association


By /s/ DEBORAH A. ENLOW                 By /s/ F. JACK LIEBAU
   -----------------------------           -----------------------------
Name:  Deborah A. Enlow                 Name:  F. Jack Liebau
Title: Vice President                   Title: President and Chief
                                               Executive Officer



                                        By /s/ ANTHONY J. ZIDICK
                                           ------------------------------
                                        Name:  Anthony J. Zidick
                                        Title: Treasurer

Address where notices to                Address where notices to
Bank are to be sent:                    Borrower are to be sent:
Palo Alto Commercial
  Banking Office 01493
530 Lytton Ave.                         2900 Delaware Street
Palo Alto, CA 94301                     San Mateo, CA 94402



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